Exhibit 10.2

PROMISSORY NOTE

U.S. $820,000.00	August 15, 2007

FOR VALUE RECEIVED, on the Maturity Date (as defined below) the undersigned, Ballistic Recovery Systems, Inc., a Minnesota corporation (“Borrower”) hereby promises to pay to the order of Anchor Bank Saint Paul, N.A. (the “Lender”) the sum of Eight Hundred Twenty Thousand and no/100ths Dollars (U.S. $820,000.00) including all Advances, interest, fees, points, expenses, and other costs, or, if less, the aggregate unpaid principal amount of all Advances made by Lender to Borrower pursuant to that certain Loan Agreement, of even date herewith, between Borrower and Lender (the Loan Agreement, as amended, modified, supplemented, or restated from time to time referred to herein as the “Loan Agreement”), along with all interest, fees, points, expenses, and other costs.  All capitalized terms not otherwise defined herein shall have the meanings and definitions set forth in the Loan Agreement.  Except as provided herein, subject to the discretion of Lender, the aggregate balance of all Advances, costs, expenses, fees, points, and accrued interest outstanding on this Note shall not exceed Eight Hundred Twenty Thousand and no/100ths Dollars (U.S. $820,000.00).

Borrower promises to pay interest (applying the ratio of the annual interest rate over a year of 360 days, times the outstanding principal balance, times the actual number of days the principal balance is outstanding) on all amounts due and owing hereunder and pursuant to the Loan Agreement from the date hereof until all such amounts due and owing are paid in full.  Each Advance by Lender under the Loan Agreement shall bear interest, from the date of such Advance until the Loan is paid in full, at the variable rate per annum (the “Interest Rate”) equal to the “Prime Rate” of interest as published each business day in the money rates section of the Wall Street Journal (the “Index”).  The Interest Rate shall increase or decrease in the same manner and effective on the same date as any increase or decrease in the Index.  If the Index ceases to be published in the Wall Street Journal, Lender may designate a substitute index after notice to Borrower.  The Interest Rate as of the date of this Note is eight and one-quarter percent (8.25%).

All sums due under this Note shall be due and payable according to the following terms:

1.                                       Borrower shall make, to Lender, monthly payments of interest only, with the first such payment shall be due and payable on September 1, 2007, and subsequent payments shall be due and payable on the first (1st) day of each calendar month thereafter until the Maturity Date; and

2.                                       Borrower shall make, to Lender, on the Maturity Date, a balloon payment, consisting of all unpaid principal and interest, along with all costs, expenses, penalties, and all other fees (including, but not limited to, reasonable attorneys’ fees).  For purposes of this Note, the “Maturity Date” shall be April 30, 2008.

Borrower may prepay the unpaid principal balance of this Note without penalty or premium.

In consideration of Lender making the loan evidenced by this Note, Borrower agrees to reimburse Lender, upon demand, for all of its costs incurred in making such loan, including, but not limited to, Lender’s legal fees and recording fees.

In the event that Borrower does not pay any payment due under this Note (excluding any payment due at maturity, whether at the stated maturity of by acceleration) in full on the date on which said payment is due (“Due Date”) and said failure continues for ten (10) days after the Due Date, Borrower shall pay Lender, upon demand, a late fee equal to five percent (5%) of the payment which was not paid in full on the Due Date.

Notwithstanding anything to the contrary contained herein, upon the occurrence and during the continuance of any Default or Event of Default, the rate of interest hereunder shall be equal to the Interest Rate plus four percent (4%).

This Note is the Note referred to in, and is entitled to the benefits and conditions of, the Loan Agreement.

Presentment and demand for payment, notice of dishonor, protest, and notice of protest are hereby waived.  Upon an Event of Default, Borrower agrees to pay to Lender, upon demand, all of Lender’s costs of collection and reasonable attorneys’ fees (whether or not suit is commenced), including, but not limited to, reasonable attorneys’ fees and legal expenses incurred in connection with any appeal of a lower court’s judgment or order.

This Note is issued in and shall be governed by the substantive laws of the State of Minnesota, without reference to its conflicts of laws provisions.  All disputes and collections relating to this Note shall be exclusively venued in any state or federal court in Ramsey County, Minnesota, or in such other court as Lender may designate in its sole discretion, and Borrower specifically consents to the venue and jurisdiction of said courts as chosen by Lender.

BORROWER ACKNOWLEDGES THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED AND THAT THE TIME AND EXPENSE REQUIRED FOR TRIAL BY A JURY MAY EXCEED THE TIME AND EXPENSE REQUIRED FOR TRIAL WITHOUT A JURY.  BORROWER, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF BORROWER’S CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF LENDER AND BORROWER, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS NOTE, THE LOAN AGREEMENT, AND ANY OTHER LOAN DOCUMENTS, OR ANY OBLIGATIONS THEREUNDER.

Both principal and interest are payable in lawful money of the United States of America to Lender at 66 Thompson Avenue East, West St. Paul, Minnesota 55118 (or such other location specified by Lender in writing) in immediately available funds.

BORROWER: Ballistic Recovery Systems, Inc.

/s/ Larry E. Williams
By: Larry E. Williams;
Its: Chief Executive Officer / President.

STATE OF MINNESOTA )
) ss.
COUNTY OF )

The foregoing instrument was acknowledged before me this       day of August, 2007, by Larry E. Williams, as Chief Executive Officer and President of Ballistic Recovery Systems, Inc., on behalf of said corporation.

Notary Public